UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer and Director

On February 1, 2017, FTD Companies, Inc. (the “Company”) announced the appointment of John C. Walden, 57, as President and Chief Executive Officer, effective March 1, 2017. Mr. Walden will succeed Christopher W. Shean, a member of the Company’s Board of Directors, who has served as interim President and Chief Executive Officer since November 3, 2016. Mr. Shean will remain on the Board of Directors. Mr. Walden has also been appointed to the Company’s Board of Directors, effective as of March 1, 2017.

From 2014 to 2016, Mr. Walden served as Chief Executive of Home Retail Group plc, the United Kingdom’s leading home and general merchandise retailer. Beginning in 2012, Mr. Walden was Managing Director and Chief Executive of Home Retail’s principal division, Argos, Ltd. Prior to joining Argos, Mr. Walden was with Inversion, Inc., a strategic retail and technology consultancy he founded in 2008. From 2007 to 2008, Mr. Walden served as Executive Vice President Chief Customer Officer at Sears Holdings Corp. From 1999 to 2007, Mr. Walden held various executive leadership roles at Best Buy Company, Inc., including Executive Vice President Customer Business Group, Executive Vice President Human Capital and Leadership, and President Internet and Direct Channels Division. Prior to joining Best Buy, Mr. Walden served in leadership roles at Peapod, Inc., a leading online supermarket and pioneer of online retailing. Earlier in his career, Mr. Walden also held management roles at Ameritech Corporation and Storage Technology Corporation, and practiced corporate and securities law with Sidley Austin LLP. Mr. Walden holds a Masters in Management from the Kellogg Graduate School of Management, Northwestern University, a Juris Doctor from Chicago-Kent College of Law, Illinois Institute of Technology, and a Bachelor of Science in Finance from the University of Illinois.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Walden and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Walden and any other person pursuant to which Mr. Walden was appointed. There are no transactions in which Mr. Walden has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Walden’s appointment, the Company entered into an employment agreement with Mr. Walden dated February 1, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Walden is eligible to receive a base salary of $1,000,000 per year and a target annual bonus of 150% of base salary, subject to certain performance criteria to be established by the Board of Directors. Mr. Walden is also eligible to participate in each of the Company’s employee benefit plans that is made generally available to either the Company’s employees or to the Company’s senior executives. The Employment Agreement provides for an initial three-year term, which will be automatically renewed for additional successive one-year terms, subject to either party’s right to terminate upon 180 days’ notice of non-renewal. A notice of non-renewal from the Company will be construed as a termination without cause and would trigger a severance payment and extended health care coverage, as discussed below. The Employment Agreement also required Mr. Walden to enter into customary confidentiality and non-competition agreements.

Pursuant to the Employment Agreement, if Mr. Walden’s employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive an additional 18 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award. The Employment Agreement also provides that if Mr. Walden’s employment is terminated without cause, or he resigns for good reason, in connection with a change in control or the execution of a definitive agreement for a change in control, then his outstanding equity awards will vest in full or, in certain circumstances, be deemed to vest in full with a corresponding payment of cash or stock by the Company. If Mr. Walden’s employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a severance payment equal to the sum of (i) two times his then-current annual base salary and (ii) two times his target bonus for the year of termination. Mr. Walden will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination, as well as eligibility to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Walden’s employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award.

In addition, the Employment Agreement provides that Mr. Walden will receive a grant in March 2017, following the Company’s public disclosure of financial results for the 2016 fiscal year, of (i) 140,000 restricted stock units and (ii) 1,000,000 options to purchase shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the grant date. The grants are to vest in four equal annual installments beginning one year after the date of grant.

* * * * *
The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 7.01	Regulation FD Disclosure.
In connection with the announcement of Mr. Walden’s appointment, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated February 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	February 6, 2017	By:	/s/ Stephen Tucker
		Name:	Stephen Tucker
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated February 1, 2017